Exhibit 99.1

F & M Bank Corp.---News and Financials
F & M BANK CORP. ANNOUNCES SECOND QUARTER EARNINGS AND SECOND QUARTER DIVIDEND

CONTACT:	Carrie Comer, EVP/Chief Financial Officer	540-896-8941 or ccomer@fmbankva.com

TIMBERVILLE, VA—July 28, 2020—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its financial results for the second quarter ending June 30, 2020 and second quarter dividend to shareholders.

As the global pandemic continues, the company continually assesses our procedures to maintain the safety of our customers, employees and community while serving their financial needs. Farmers & Merchants Bank continues to operate our branches in a drive-thru only capacity daily, with courier pick up and by appointment lobby transactions.

As of June 30, 2020, we had processed 676 Paycheck Protection Program (PPP) loans for a balance of $59.9 million. These loans are funded by participation in the Federal Reserve Paycheck Protection Program Lending Facility. In addition, we have processed 922 individual loan deferrals. As of June 30, 2020, 155 loans remain in deferral with a balance of $24.5 million.

Selected financial highlights for the quarter include:
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Net income of $2.63 million.
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Net interest margin of 3.55%.
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Total deposits increased $87.3 million and $158.2 million, respectively for the quarter and for the trailing 12 months.
●
Nonperforming loans decreased to 0.45% of total assets at the end of the quarter from 0.50% on 3/31/20 and 1.45% on 6/30/2019.
●
Allowance for loan losses totaled 1.47% of loans held for investment (1.61% excluding PPP loans).

Mark Hanna, President, commented “Our second quarter earnings of $2.63 million is an improvement over the first quarter which was more heavily weighed down by provision expenses related to COVID-19. The second quarter also reflects recognition of $267,000 in Small Business Administration fees related to PPP loans and recognition of $567,000 for implementation of a mortgage rate lock derivative associated with our mortgage company pipeline. Our net interest margin of 3.55% shows a historical decline but still remains strong in the current environment. Our balance sheet liquidity has increased significantly over the last three quarters and we are implementing strategic solutions to leverage these assets including deploying $73.5 million into the investment portfolio in the second quarter. These strategies should improve our net interest margin in the future”

Mr. Hanna continued, “Nonperforming loans have improved dramatically over prior year, decreasing $7.2 million since second quarter of 2019, and also decreasing $1.3 million since year end 2019”.

On July 24, 2020 our Board of Directors declared a first quarter dividend of $.26 per share to common shareholders. Based on our most recent trade price of $18.50 per share this constitutes a 5.62% yield on an annualized basis. The dividend will be paid on August 31, 2020, to shareholders of record as of August 14, 2020.”

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s eleven (as of July 31, 2020) banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, F&M Mortgage and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

This press release may contain “forward-looking statements” as defined by federal securities laws, which may involve significant risks and uncertainties. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in interest rates, general economic conditions, legislative and regulatory policies, and a variety of other matters. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

F & M Bank Corp.
Key Statistics

	2020			2019
	Q2	Q1	YTD	Q2	Q1	YTD
Net Income (000's)	$2,626	$1,189	$3,815	$1,634	$1,287	$2,921
Net Income available to Common	$2,560	$1,123	$3,683	$1,556	$1,208	$2,764
Earnings per common share - basic	$0.80	$0.35	$1.15	$0.48	$0.38	$0.86
Earnings per common share - diluted	$0.76	$0.35	$1.11	$0.47	$0.37	$0.84

Return on Average Assets	1.17%	0.58%	1.71%	0.83%	0.67%	0.74%
Return on Average Equity	11.50%	5.23%	16.69%	7.12%	5.68%	6.40%
Dividend Payout Ratio excluding Special Dividend	32.50%	74.29%	45.22%	52.08%	65.79%	58.14%

Net Interest Margin	3.55%	3.97%	3.75%	4.47%	4.67%	4.57%
Yield on Average Earning Assets	4.20%	4.88%	4.52%	5.42%	5.54%	5.48%
Yield on Average Interest Bearing Liabilities	0.92%	1.27%	1.09%	1.33%	1.21%	1.26%
Net Interest Spread	3.28%	3.61%	3.43%	4.09%	4.33%	4.22%

Provision for Loan Losses (000's)	$800	$1,500	$2,300	$1,600	$1,450	$3,050
Net Charge-offs	$203	$453	$656	$483	$1,757	$2,240
Net Charge-offs as a % of Loans	0.12%	0.30%	0.20%	0.30%	1.09%	0.70%
Non-Performing Loans (000's)	$4,465	$4,168	$4,465	$11,688	$10,587	$11,688
Non-Performing Loans to Total Assets	0.45%	0.50%	0.45%	1.45%	1.36%	1.45%
Non-Performing Assets (000's)	$5,625	$5,504	$5,625	$13,657	$12,761	$13,657
Non-Performing Assets to Assets	0.57%	0.66%	0.57%	1.69%	1.64%	1.69%

Efficiency Ratio	65.33%	70.51%	67.79%	65.32%	67.15%	66.20%

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e. municipal securities and loan income) then subtracting interest expense. The tax rate utilized is 21%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns nontaxable interest income from municipal loans and securities, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The efficiency ratio is a common measure used by the financial service industry to determine operating efficiency. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investments portfolio and Other Real Estate Owned. The Company calculates this ratio in order to evaluate how efficiently it utilizes its operating structure to create income. An increase in the ratio from period to period indicates the Company is losing a greater percentage of its income to expenses.

F & M Bank Corp.
Financial Highlights

	For Six Months Ended June 30,
INCOME STATEMENT	Unaudited 2020	Unaudited 2019
Interest and Dividend Income	$18,101,844	$19,313,133
Interest Expense	3,090,815	3,224,392
Net Interest Income	15,011,029	16,088,741
Non-Interest Income	5,681,703	4,265,082
Provision for Loan Losses	2,300,000	3,050,000
Impairment of long lived assets	19,193	-
Other Non-Interest Expenses	14,385,236	14,121,689
Income Before Income Taxes	3,988,303	3,182,134
Provision for Income Taxes	173,250	232,317
Less Minority Interest (income)/loss	-	(28,589)
Net Income	$3,815,053	$2,921,228
Dividend on preferred stock	131,746	157,373
Net Income available to common shareholders	$3,683,307	$2,763,855
Average Common Shares Outstanding	3,199,183	3,200,119
Net Income Per Common Share	1.15	.86
Dividends Declared	.52	.50

BALANCE SHEET	Unaudited June 30, 2020	Unaudited June 30, 2019
Cash and Due from Banks	$16,950,810	$8,075,243
Interest Bearing Bank Deposits	1,199,474	768,029
Federal Funds Sold	68,548,000	5,937,000
Loans Held for Sale	90,403,042	78,405,674
Loans Held for Investment	661,528,802	636,407,632
Less Allowance for Loan Losses	(10,033,466)	(6,050,257)
Net Loans Held for Investment	651,495,336	630,357,375
Securities	93,381,484	23,524,719
Other Assets	59,623,971	59,880,840
Total Assets	$981,602,117	$806,948,880

Deposits	$766,651,982	$608,470,178
Short Term Debt	-	40,000,000
Long Term Debt	100,585,081	47,916,889
Other Liabilities	22,063,159	18,487,049
Total Liabilities	889,300,222	714,874,116
Preferred Stock	4,591,623	5,591,623
Common Equity	87,710,272	86,483,141
Stockholders’ Equity	92,301,895	92,074,764
Total Liabilities and Stockholders’ Equity	$981,602,117	$806,948,880
Book Value Per Common Share	$27.44	$27.18
Tangible Book Value Per Common Share	$27.51	$27.23

SOURCE:
F & M Bank Corp.
CONTACT:
Carrie Comer EVP/Chief Financial Officer

540-896-8941 or ccomer@fmbankva.com

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